Exhibit 10.3

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

AMERICAN LITHIUM MINERALS, INC.
130 King Street West, Suite 3670
Toronto, ON M5X 1A9
Attention: Hugh Aird

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT
CONVERTIBLE DEBENTURE

UNITED STATES ACCREDITED INVESTORS

INSTRUCTIONS TO PURCHASER

1.	This Subscription form is for use by United States Accredited Investors.

2.	COMPLETE the information on page 2 of this Subscription Agreement.

3.	COMPLETE the Questionnaire attached on page 3 to this Subscription Agreement (the "US Questionnaire").

4.	All other information must be filled in where appropriate.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO: American Lithium Minerals, Inc. (the “Issuer” or the “Company”)

Subject and pursuant to the terms set out in this Subscription Agreement and the other schedules and appendices attached which are hereby incorporated by reference, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

Debenture in the principal amount of USD$500,000, for a total purchase price of USD$500,000.

The Purchaser owns, directly or indirectly, the following securities of the Issuer:

[Check if applicable] The Purchaser is an [ ] affiliate of the Issuer.

The Purchaser directs the Issuer to issue, register and deliver the certificates representing the Purchased Securities as follows:

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS

Look Back Investments, Inc.
Name to appear on certificate	Name and account reference, if applicable

Calle Eusebio A. Morales, Suite 1-A, #5
Contact name
El Cangrejo, Panama City, Panama
Address	Address

Telephone Number

EXECUTED by the Purchaser this _______ day of _____________, 2011. By executing this Subscription Agreement, the Purchaser certifies that the Purchaser and any beneficial purchaser for whom the Purchaser is acting is resident in the jurisdiction shown as the “Address of Purchaser”.

WITNESS:	EXECUTION BY PURCHASER:
/s/Michelle Peralta	/s/Yodaus Murillo
Signature of Witness	Authorized signatory
Michelle Peralta	Look Back Investments, Inc.
Name of Witness	Name of Purchaser

Address of Witness	Name of authorized signatory (please print)
Calle Eusebio A. Morales, Suite 1-A, #5
Accepted this 21st day of November, 2011	El Cangrejo, Panama City, Panama
AMERICAN LITHIUM MINERALS, INC.	Address of Purchaser
Per:
/s/Hugh Aird	*Telephone Number
Authorized Signatory
*EIN/Tax ID No.:

*Required from all Purchasers

By signing this acceptance, the Issuer agrees to be bound by the General Provisions on pages 3 to 12 of this Subscription Agreement and the other schedules and appendices incorporated by reference.

UNITED STATES
ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

This Questionnaire is for use by the Purchaser who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the “1933 Act”)) and has indicated an interest in purchasing Debentures of the Issuer. The purpose of this Questionnaire is to assure the Issuer that the Purchaser will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Issuer will rely on the information contained in this Questionnaire for the purposes of such determination. The Securities will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Securities or any other securities of the Issuer in any state other than those specifically authorized by the Issuer.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Purchaser agrees that, if necessary, this Questionnaire may be presented to such parties as the Issuer deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Securities hereunder.

The Purchaser covenants, represents and warrants to the Issuer that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as adjusted by Section 413 of the Dodd-Frank Wall Street Reform Consumer Protection Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Purchaser satisfies.)

________ Category 1	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000.

________ Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000, excluding the value of such person’s primary residence.

________ Category 3	A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

________ Category 4	A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

________ Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

________ Category 6	A director or executive officer of the Issuer.

________ Category 7	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

________ Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that prospective Purchaser claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Issuer with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Purchaser’s status as an Accredited Investor.

If the Purchaser is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

The Purchaser hereby certifies that the information contained in this Questionnaire is complete and accurate and the Purchaser will notify the Issuer promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Purchaser represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ___ day of _______________, 2011.

If a corporation, partnership or other entity:	If an individual:

Print Name of Purchaser/Disclosed Principal	Print Name of Purchaser/Disclosed Principal

Signature of Authorized Signatory	Signature

Name and Position of Authorized Signatory	Representative Capacity, if applicable

Jurisdiction of Residence of Purchaser/Disclosed Principal Jurisdiction of Residence of Purchaser/Disclosed Principal

GENERAL PROVISIONS

1. Subscription

1.1 The undersigned (the "Purchaser") hereby irrevocably subscribes for and agrees to purchase from the Issuer, on the basis of the representations and warranties and subject to the terms and conditions set forth herein, such number of Convertible Debentures (the "Debentures") as indicated on page 2 hereof, in the principal amount of US$500,000 per Debenture, for the aggregate principal amount indicated thereon (the “Subscription Proceeds”) (the “Offering”).

1.2 The Issuer and Purchaser acknowledge and agree that the purchase and sale pursuant to the Subscription Agreement is part of and is the first purchase under an agreement dated August 9, 2011 and executed August 15, 2011 between the Issuer and Purchaser whereby the Purchaser pursuant to the terms of that Agreement may subscribe for up to $2,500,000 of Debentures pursuant to the terms and conditions of such Agreement.

1.3 The Subscription will be effective upon the Closing Date (as defined in below Section 4.) subject to the prior delivery of the Subscription Proceeds and to the execution and delivery by the parties of this Subscription Agreement and all agreements and documents referenced herein.

1.4 Notwithstanding anything to the contrary herein, the Purchaser acknowledge that, as at the date of this Agreement, the Company has insufficient authorized capital to effect a conversion of the Debentures in accordance with the terms of this Agreement. In addition, Purchaser acknowledges that the Company has made no representation or warranty regarding its ability to increase its authorized capital. However, the Company and the Purchaser each agrees to use commercially reasonable efforts to increase the authorized capital of the Company in an amount sufficient to accommodate the potential conversion of the Debentures in accordance with this Agreement.

2. Description of Debentures

2.1 Each Debenture has a face value of USD$500,000, and shall be secured against the Company's Borate Hills Property located in Nevada in accordance with the Security Agreement attached hereto as Exhibit B hereto. Certificate(s) representing the Debenture will be in the form attached as Exhibit A hereto. Each Debenture shall have a term expiring on the date that is five (5) years from the date of issuance (the "Due Date"). All or any portion of the outstanding principal sum and accrued interest of each Debenture is convertible from time to time on or after the Closing Date at the option of the Purchaser into common shares (the "Shares") in the capital stock of Company. The price per share at which the Debenture may be converted shall be one half of the average of the closing price of the Issuer’s common stock (as quoted by OTC Markets) on the five (5) trading days immediately following receipt of notice of conversion and ending on the Conversion Date. The Debenture is due and payable on the Due Date, if not converted on the Due Date. The Purchaser may, at its option, elect to convert the Debenture held by him in accordance with the foregoing in lieu of receiving any funds payable under the Debenture. The Debenture and the Shares are herein collectively referred to as the “Securities”.

2.2 The Debenture carries interest at the rate of eleven percent (11%) per annum, payable quarterly in arrears.

3. Payment

3.1 The Subscription Proceeds must accompany this Subscription and shall be paid by certified cheque or bank draft drawn on a bank in the United States reasonably acceptable to the Issuer, and made payable and delivered to the Issuer. Alternatively, the Subscription Proceeds may be wired to the Issuer or its designee pursuant to wiring instructions that will be provided to the Purchaser upon request. If the funds are wired to the designee, the designee and Issuer shall confirm acceptance and delivery of the funds to the satisfaction of the Issuer.

3.2 The Purchaser acknowledges and agrees that this Subscription Agreement, the Subscription Proceeds and any other documents delivered in connection herewith will be held on behalf of the Issuer. In the event that this Subscription Agreement is not accepted by the Issuer for whatever reason, which the Issuer expressly reserves the right to do, within 30 days of the delivery of an executed Subscription Agreement by the Purchaser, this Subscription Agreement, the Subscription Proceeds (without interest thereon) and any other documents delivered in connection herewith will be returned to the Purchaser at the address of the Purchaser as set forth in this Subscription Agreement.

3.3 Where the Subscription Proceeds are paid to the Issuer, the Issuer is entitled to treat such Subscription Proceeds as an interest free loan to the Issuer until the earlier of such time as the Subscription is accepted and the certificates representing the Debentures have been issued to the Purchaser and 30 days following the delivery of an executed Subscription Agreement by the Purchaser.

4. Closing

4.1 Closing of the offering of the Debentures (the “Closing”) shall occur on or before August 18, 2011 (the “Closing Date”).

5. Acknowledgements of Purchaser

5.1 The Purchaser acknowledges and agrees that:

(a)

the Securities have not been registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons (as defined herein), except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state securities laws;

(b)

the Issuer will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(c)

Subject to compliance with applicable securities laws, the Purchaser may enter into lawful hedging transactions in the course of any hedging position the Purchaser assumes and may enter into lawful short positions or other lawful derivative transactions relating to the Securities or to interests in the Securities and may deliver the Securities or such interests in the Securities to close out the Purchaser’s short or other positions or to otherwise settle such derivative transactions, and the Purchaser may loan or pledge the Securities or interests in the Securities to third parties who in turn may dispose of the Securities.

(d)

the decision to execute this Subscription Agreement and purchase the Securities agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer and such decision is based entirely upon a review of public information contained in the Issuer’s filings with the United States Securities and Exchange Commission (the "Issuer Public Information"). If the Issuer has presented a business plan or any other type of corporate profile to the Purchaser, the Purchaser acknowledges that the business plan, the corporate profile and any projections or predictions contained in any such documents may not be achieved or be achievable;

(e)

the Purchaser and the Purchaser's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Issuer regarding the Offering, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Issuer Public Information, or any business plan, corporate profile or any other document provided to the Purchaser;

(f)

the books and records of the Issuer were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Purchaser during reasonable business hours at its principal place of business and that all documents, records and books pertaining to this Offering have been made available for inspection by the Purchaser, the Purchaser's attorney and/or advisor(s);

(g)

subject to sections 3.2 and 3.3 of this Subscription Agreement, by execution hereof the Purchaser has waived the need for the Issuer to communicate its acceptance of the purchase of the Securities pursuant to this Subscription Agreement;

(h)

the Issuer is entitled to rely on the representations and warranties and the statements and answers of the Purchaser contained in this Subscription Agreement and in the Questionnaire, and the Purchaser will hold harmless the Issuer from any loss or damage it may suffer as a result of the Purchaser's failure to correctly complete this Subscription Agreement or the Questionnaire;

(i)

the Purchaser will indemnify and hold harmless the Issuer and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein, the Questionnaire or in any other document furnished by the Purchaser to the Issuer in connection herewith, being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser to the Issuer in connection therewith;

(j)

the Purchaser has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it is solely responsible (and the Issuer is not in any way responsible) for compliance with applicable resale restrictions;

(k)

the Securities are not listed on any stock exchange or on the NASDAQ automated dealer quotation system and no representation has been made to the Purchaser that any of the Securities will become listed on any stock exchange or on the NASDAQ automated dealer quotation system;

(l)

the Securities are currently quoted on the OTC (QB) electronic inter-dealer quotation system operated by OTC Markets Group, Inc., however there is no guarantee that the Securities will remain quoted on the OTC (QB) or on any other inter-dealer quotation system;

(m)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities ;

(n)	no documents in connection with this Offering have been reviewed by the SEC or any state securities administrators;

(o)	there is no government or other insurance covering any of the Securities; and

(p)

this Subscription Agreement is not enforceable by the Purchaser unless it has been accepted by the Issuer, and the Purchaser acknowledges and agrees that the Issuer reserves the right to reject any Subscription for any reason.

6. Representations, Warranties and Covenants of the Purchaser

6.1 The Purchaser hereby represents and warrants to and covenants with the Issuer (which representations, warranties and covenants shall survive the Closing) that:

(a)

the Purchaser and each beneficial purchaser for whom it is acting is resident in, or if not an individual, has its head office in, the jurisdiction set out on the execution page of this Subscription Agreement and such address was not created and is not used solely for the purpose of acquiring the Debentures;

(b)

if the Purchaser or any beneficial purchaser for whom the Purchaser is acting is resident in the United States, the Purchaser is U.S. Accredited Investor (as defined in Rule 501(a) of Regulation D) and is acquiring the Debentures as an investment for its own account, or for the account of a as to which it exercises sole investment discretion, and not with a view to any resale, distribution or other disposition of the Debentures in violation of the federal or state securities laws of the United States, and the Purchaser has concurrently executed and delivered to the Issuer a completed United States Accredited Investor Questionnaire in the form attached to this Subscription Agreement;

(c)	the Purchaser has received and carefully read this Subscription Agreement;

(d)

the Purchaser has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Purchaser;

(e)

the Purchaser (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and can afford the complete loss of such investment;

(f)	the Purchaser is aware that an investment in the Issuer is speculative and involves certain risks, including the possible loss of the investment;

(g)

the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Purchaser, or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(h)	the Purchaser has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser;

(i)

the Purchaser has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Issuer, and the Purchaser is providing evidence of such knowledge and experience in these matters through the information requested in the Questionnaire;

(j)

the Purchaser understands and agrees that the Issuer and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Subscription Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Purchaser shall promptly notify the Issuer;

(k)

all information contained in the Questionnaire is complete and accurate and may be relied upon by the Issuer, and the Purchaser will notify the Issuer immediately of any material change in any such information occurring prior to the Closing Date of the purchase of the Debentures;

(l)

the Purchaser is purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Securities, and the Purchaser has not subdivided his interest in the Securities with any other person;

(m)

the Purchaser is not an underwriter of, or dealer in, the common shares of the Issuer, nor is the Purchaser participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(n)

the Purchaser has made an independent examination and investigation of an investment in the Securities and the Issuer and has depended on the advice of its legal and financial advisors and agrees that the Issuer will not be responsible in anyway whatsoever for the Purchaser's decision to invest in the Securities and the Issuer;

(o)

if the Purchaser is acquiring the Securities as a fiduciary or agent for one or more investor accounts, the investor accounts for which the Purchaser acts as a fiduciary or agent satisfy the definition of an "Accredited Investor", as the term is defined under Regulation D of the 1933 Act;

(p)

if the Purchaser is acquiring the Securities as a fiduciary or agent for one or more investor accounts, the Purchaser has sole investment discretion with respect to each such account, and the Purchaser has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

(q)

the Purchaser is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(r)	no person has made to the Purchaser any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities ;

(ii)	that any person will refund the purchase price of any of the Securities ;

(iii)	as to the future price or value of any of the Securities; or

(s)

that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the securities of the Issuer on any stock exchange or automated dealer quotation system.

7. Acknowledgement and Waiver

7.1 The Purchaser has acknowledged that the decision to purchase the Securities was solely made on the basis of the Issuer Public Information (as defined in paragraph 5.1 (d) above). Accordingly, the Purchaser hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Purchaser might be entitled in connection with the distribution of any of the Securities.

8. Representations and Warranties of the Issuer

8.1 The Issuer represents and warrants to the Purchaser as of the date hereof and as of each applicable Closing Date that:

(a)

the Issuer is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the power and authority to conduct the business which it conducts and proposes to conduct;

(b)

the Issuer’s execution, delivery, performance of this Agreement, the Securities and any other agreement executed and delivered by the Issuer pursuant to this Agreement or in connection herewith (collectively the “Transaction Documents”) have been duly authorized, executed and delivered by the Issuer and are valid and binding agreement enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Issuer has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder;

(c)

no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Issuer, or any other Person is required for the execution by the Issuer of the Transaction Documents and compliance and performance by the Issuer of its obligations under the Transaction Documents including, without limitation, the issuance and sale of the Securities;

(d)

except as disclosed in the Issuer Public Information, the Issuer is not in default of any material term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of the property or assets thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which the Issuer is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which could have a material adverse effect upon the condition (financial or otherwise), property, assets, operations or business of the Issuer;

(e)	the Securities have been duly authorized and, when issued in accordance with the terms of this Agreement and the Securities, as applicable, and upon payment of the agreed upon consideration therefore:

(i)	will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)	will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Issuer; and

(iii)	assuming the representations and warrants of the Purchaser pursuant to this Agreement are true and correct, will not result in a violation of Section 5 under the 1933 Act.

The Issuer will use its reasonable commercial efforts to reserve from its duly authorized capital stock the common shares issuable pursuant to the Debentures in order to issue the Shares;

(f)	the Issuer has not engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities;

(g)

During the two (2) years prior to the date hereof, the Issuer has filed annual, quarterly and current reports pursuant to US securities laws and has filed all reports required to be filed by it under such US securities laws (all of the foregoing filed prior to the date hereof or prior to the Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, such reports complied in all material respects with the requirements under US securities laws except to the extent that the Issuer filed amendments to such reports in which event the SEC Documents, as amended, complied in all material aspects with the requirements under US securities laws and the rules and regulations of the SEC promulgated thereunder. None of the SEC Documents at the time they were filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h)

there is no action, suit or legal proceeding (“Action”) which adversely affects or challenges the legality, validity or enforceability of any of the Loan Documents or the Securities. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Issuer under US securities laws;

(i)

the Issuer is not, and is not an affiliate of, and immediately following the Closing Date will not have become, and “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(j)	Neither the Issuer, nor to the knowledge of the Issuer, any agent or other Person acting on behalf of the Issuer, has, directly or indirectly:

(i) used any funds, or will use any proceeds from the sale of the Debentures, for any unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity;

(ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign political parties or campaigns from corporate funds;

(iii) failed to disclose fully any contribution made by the Issuer (or made by any Person acting on their behalf of which the Issuer is aware) which is in violation of law; or

(iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder;

(k)

The operation of the Issuer are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations, guidelines, issued, administered or enforced by any applicable governmental agency (collectively the “Money Laundering Laws”) and no action, suit, or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer with respect to the Money Laundering Laws is pending, or the best knowledge of the Issuer, threatened;

(l)

None of the Issuer, any of their affiliates and any Person acting in their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of the shareholders of the Issuer for the purposes of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Issuer are listed, designated or quoted;

(m)

the Issuer is not in violation of any term of or in default under any certificate of designations of any outstanding series of common or preferred stock of the Issuer, its Articles of Incorporation or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. The Issuer is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Issuer, and the Issuer will not conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and the Issuer has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n)

the Issuer understands and acknowledges that the number of Shares issuable upon conversion of the Debentures will increase in certain circumstances. The Issuer further acknowledges that its obligation to issue Shares upon conversion of the Debentures in accordance with this Agreement and the Debentures is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Issuer;

(o)

the Issuer has leasehold title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Issuer, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuer. Any real property and facilities held under lease by the Issuer are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Issuer; and

(p)	the Issuer:

(i)	is in compliance with any and all Environmental Laws (as hereinafter defined);

(ii)	has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and

(iii)

is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

9. Legending of Subject Securities

9.1 The Purchaser hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

9.2 The Purchaser hereby acknowledges and agrees to the Issuer making a notation on its records or giving instructions to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

10. Costs

10.1 The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of any special counsel retained by the Purchaser) relating to the purchase of the Debentures shall be borne by the Purchaser.

11. Governing Law

11.1 This Subscription Agreement will be governed by and construed in accordance with the internal laws of Nevada (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of Nevada with respect to any dispute related to this Subscription Agreement.

12. Survival

12.1 This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Purchaser pursuant hereto.

13. Assignment

13.1 This Subscription Agreement is not transferable or assignable.

14. Severability

14.1 The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

15. Entire Agreement

15.1 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Issuer or by anyone else.

16. Notices

16.1 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Purchaser shall be directed to the address on page 2 and notices to the Issuer shall be directed to it at AMERICAN LITHIUM MINERALS, INC. 130 King Street West, Suite 3670, Toronto, ON M5X 1A9 Attention: Hugh Aird

17. Counterparts and Electronic Means

This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereinafter set forth.

18. Time is of the essence

Time shall be of the essence of this Subscription Agreement.

EXHIBIT A

NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

US$500,000

SECURED 11% CONVERTIBLE DEBENTURE

Issued by:

AMERICAN LITHIUM MINERALS, INC.
(herein the “Company”)

Due August 18, 2016	Debenture #_____

All amounts described herein refer to US dollars unless otherwise specified.

1. PROMISE TO PAY

(a)	Principal

For value received, the Company, a Nevada corporation, having an office at _130 King Street West, Suite 3670, Toronto, ON M5X 1A9, HEREBY PROMISES TO REPAY to Look Back Investments Inc. (the “Holder”) the principal sum of FIVE HUNDRED THOUSAND DOLLARS in the lawful money of United States of America (US$500,000), together with interest on the balance of the principal sum from time to time remaining unpaid as provided for in Section 1(b) hereof, at 4:00 p.m. (Pacific Standard Time) on August 18, 2016 (the “Due Date”) subject to such principal sum being reduced through conversion of a portion of same into common shares in the capital of the Company pursuant to Section 5 hereof.

(b)	Interest

The outstanding portion of the principal sum from time to time will bear interest at a rate equal to eleven percent (11%) per annum, payable quarterly in arrears.

2. DEFAULT

(a)	One hundred percent (100%) of the principal money hereby secured and accrued interest shall immediately become due and payable:

(i)	if the Company defaults in the observance or performance of any term, covenant or condition contained in this Debenture and such default is not remedied within fifteen (15)

business days after service on the Company by the Holder of a notice in writing requiring that such default be remedied;

(ii)

if the Company becomes bankrupt or insolvent or goes into liquidation, either voluntarily or under any order of a court of a competent jurisdiction, or makes a general assignment for the benefit of its creditors, or otherwise acknowledges its insolvency;

(iii)	the Company ceases or threatens to cease to carry on business;

(iv)	a receiver, receiver and manager or receiver-manager of any property, assets or undertaking of the Company is appointed;

(v)	any execution, sequestration or other process of any kind becomes enforceable against the Company, or a distress or analogous process is levied upon any property or asset of the Company;

(vi)

the Company defaults in or under any obligation or agreement, other than this Debenture, which requires payment by the Company of any amount in excess of Two Hundred and Fifty Thousand Dollars in the lawful money of the United States (US$250,000);

(vii)	the holder of any encumbrance against any property or asset of the Company does anything to enforce or realize on such encumbrance;

(viii)

the Company permits any sum which has been admitted as due and payable by it, or which is not disputed to be due and payable by it, to remain unpaid for ninety (90) days after legal proceedings have been taken to compel payment thereof;

(ix)	the Company loses its certificate of incorporation by expropriation, forfeiture or otherwise; or

(x)	the Holder in good faith believes, and has commercially reasonable grounds to believe, that the prospect of payment or performance of any of the obligations of the Company is materially impaired.

3. COVENANTS OF THE COMPANY

The Company hereby covenants with the Holder that at all times during the currency of this Debenture it:

(a)	will well and truly pay all monies which it may become obligated to pay to the Holder;

(b)

promptly pay as and when due all amounts and perform all obligations as may be required in order to prevent the enforcement of any security interests which may rank prior to or equally with the security interests granted to the Holder in respect of this Debenture;

(c)	will maintain and secure its incorporation and corporate organization in good standing;

(d)	will conduct its business in a proper and businesslike manner and, subject to all the provisions herein contained, diligently preserve all the rights, powers, privileges and goodwill owned by it;

(e)	will assume and pay all costs, charges and expenses, including legal costs of the Holder incidental to:

(i)	the preparation of this Debenture; and

(ii)	any proceedings taken to enforce the remedies under this Debenture, or by reason of non- payment or procuring payment of the monies secured by this Debenture; and

(f)	will strictly comply with every covenant and undertaking hereunder.

4. WAIVER

The Holder may waive any breach of the Company of any of the provisions contained in this Debenture, or any default by the Company in the observance or performance of any covenant or condition required to be observed or performed by the Company under the terms of this Debenture; provided always that no failure or delay on the part of the Holder to exercise any right, power or remedy given herein or by statute or at law or in equity or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

5. CONVERSION

Upon issuance of this Debenture, the Holder shall have the right to convert all or any portion of the principal sum and accrued interest of this Debenture remaining outstanding and owing to the Holder (the “Convertible Indebtedness”) (as at the date of the election to so convert) into common shares (the “Shares”) in the capital stock of the Company. The price per share shall be one half (1/2) of the average of the closing price of the Company’s common stock (as quoted by OTC Markets) on the five (5) trading days immediately following receipt of the notice of conversion and ending on the date of conversion. The Holder may, at its option, elect to convert the Debentures held by the Holder in accordance with the foregoing in lieu of receiving any funds payable under the Debentures.

Such conversion may be effected by the presentation of this Debenture at the offices of the Company, accompanied by a conversion notice (the “Conversion Notice”) in the form attached as Appendix 1, signed by the Holder, notifying the Company as to the exercise of the right of conversion, specifying the amount of the Convertible Indebtedness being converted, and setting forth the name(s) and address(es) of the nominee(s) of the Holder in whose name(s) the Shares issuable upon such conversion are to be registered. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date the Company receives the Conversion Notice.

As promptly as practicable after the presentation of this Debenture for conversion, the Company shall cause to be issued to the Holder or the Holder’s nominee(s) a certificate or certificates representing the number of fully paid and non-assessable Shares into which all or any portion of the Convertible Indebtedness has been converted and shall cause the Holder or the Holder’s nominee(s) to be entered in its books as the holder(s) of the number of Shares into which any of the Convertible Indebtedness is converted.

In the event that any amounts remain outstanding hereunder after giving effect to such conversion, the Company shall issue a new Debenture having a face amount equal to the remaining Convertible Indebtedness owing by the Company to the Holder as promptly as practicable after the presentation of this Debenture for conversion.

The conversion of the Convertible Indebtedness shall in respect of the amount so converted be deemed to have been made immediately prior to the close of business on the date on which this Debenture is surrendered for conversion. The Holder’s rights in respect of the converted portion shall terminate at such time of surrender, and the nominee(s) of the Holder entitled to receive the Shares into which all or any portion of any of the Convertible Indebtedness is converted shall be treated, as between the Company and such person or persons, as having become the holder or holders of record of such Shares on that date, provided that if this Debenture is surrendered for conversion on any day on which the register for the Company’s common shares is closed, the Holder or the Holder’s nominee(s) entitled to receive Shares upon the conversion of this Debenture shall become the shareholder(s) of record of such Shares as of the date on which the common share register is next open.

6. FRACTIONAL SHARES

No fractional Shares shall be issued upon conversion of any Debentures, and in lieu of any fractional Shares which would otherwise be issuable upon conversion, the Company shall pay a cash adjustment equal to such fraction multiplied by the Conversion Price then in effect; and in determining the number of Shares and the payment, if any in lieu of fractional shares that the Holder shall receive, the principal sums of all debentures being converted as at a particular date shall be aggregated.

7. SECURITY INTEREST

(a) The Debenture is secured by a security interest granted to the Holder for the benefit of the Holder pursuant to a Security Agreement, as delivered by the Company. The Company acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Company, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under this Agreement and any other agreement to which the Holder and Company are parties (collectively, "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. The Company expressly waives the benefit of the automatic stay imposed by 11 U.S.C. Section 362. Furthermore, the Company expressly acknowledges and agrees that neither 11 U.S.C. Section 362 nor any other section of the bankruptcy code or other statute or rule (including, without limitation, 11 U.S.C. Section 105) shall stay, interdict, condition, reduce or inhibit in any way the ability of the Holder to enforce any of its rights and remedies under the Loan Documents and/or applicable law. The Company hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Company and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Company represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Debenture. The Company further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Company has been represented (or has had the opportunity to he represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Company and that the Company has discussed this waiver with counsel.

8. RESERVES AND ADJUSTMENTS

(a)

The Company covenants and agrees that so long as this Debenture is outstanding it will at all times reserve out of its unissued share capital against the conversion rights conferred on the holder of such Debenture a sufficient number of unissued Shares to entitle all of the principal sum and accrued interest outstanding under such Debenture outstanding to be converted upon the basis and upon the terms and conditions provided for in this Debenture.

(b)

in the event of any subdivision or redivision or change of the Shares at any time while this Debenture is outstanding into a greater number of Shares, the Company shall deliver, at the time of the exercise thereafter of the right of conversion by the registered holder of this Debenture, such additional number of Shares as would have resulted from such subdivision, redivision or change if the right of conversion had been exercised prior to the date of such subdivision, redivision or change. In the event of any consolidation or change of the Shares any time while this Debenture is outstanding into a lesser number of Shares, the number of Shares deliverable by the Company on the exercise thereafter of the right of conversion shall be reduced to such number of Shares as would have resulted from such consolidation or change if the right of conversion had been exercised prior to the date of such consolidation or change; and

(c)

if the Company shall declare and pay a stock dividend upon its Shares or a dividend upon its Shares payable at the option of the respective holders either in Shares or in cash then in each such case from and after the payment date of such dividend the conversion right herein provided for shall be increased in proportion to the increase in the number of outstanding Shares of the appropriate class resulting from such dividend.

9. NOTICES

Any notice, direction or other instrument required or permitted to be given under this Debenture by the Holder to the Company or the Company to the Holder shall be in writing and may be given by delivering same or transmitting same by facsimile transmission or similar method of the following address:

If to the Company:

American Lithium Minerals, Inc.
130 King Street West, Suite 3670
Toronto, ON M5X 1A9
Attention: Hugh Aird

If to the Holder:

Look Back Investments Inc.
.
Calle Eusebio A. Morales,
Suite 1-A, #5 El Cangrejo
Panama City, Panama

Attention:	Evelyn Quintero Gonzalez, President

Any notice, direction or instrument aforesaid shall:

(a)	if delivered, be deemed to have been given or made at the time of delivery; and

(b)	if transmitted by facsimile transmission or similar method will be deemed to have been given or made on the next business day following the day on which it was so transmitted.

Any party may give written notice of change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

10. NO MERGER

This Debenture shall not operate by way of merger of any indebtedness or liability of the Company or any other person or persons to the Holder hereunder or under any deed, guarantee, contract, draft, bill of exchange, promissory note or other negotiable instrument by which the same may now or at any time hereafter be represented or evidenced and no judgment recovered by the Holder shall merge or in any way affect the Holder’s right to interest as aforesaid.

11. ENUREMENT

This Debenture and the charges created hereby and all its provisions shall enure to the benefit of the Holder, its successors and permitted assigns, and shall be binding upon the Company, its successors and assigns.

12. ASSIGNABILITY

The obligations of the Company under this Debenture are not assignable without the consent of the Holder. This Debenture shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and the permitted assigns of the Debenture.

13. TIME IS OF THE ESSENCE

Time shall be of the essence of this Debenture.

14. INTERPRETATION

The following rules shall be applied in interpreting this Debenture:

(a)	Cross Reference

Unless otherwise stated a reference herein to a numbered or lettered clause refers to the clause bearing that number or letter in this Debenture.

(b)	Proper Law

The proper law of this Debenture is the law of the State of Nevada (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of Nevada in all matters concerning the interpretation and enforcement of this Debenture.

(c)	Severability

If a provision of this Debenture shall be found to be wholly or partially invalid, this Debenture shall be interpreted as if the invalid provision had not been a part hereof.

(d)	Headings

The headings of the clauses of this Debenture have been inserted for reference only and do not defined, limit, alter or enlarge the meaning of any provision of this Debenture.

IN WITNESS WHEREOF this Debenture has been executed and delivered this 18th day of August, 2011

AMERICAN LITHIUM MINERALS LTD.

Per: ________
Name:
Title

I have authority to bind the Company

APPENDIX 1
FORM OF CONVERSION NOTICE

TO: American Lithium Minerals, Inc.

The undersigned, the registered holder (the “Holder”) of the enclosed Debenture, hereby irrevocably elects to convert such Debenture (or $__________ of the principal amount and accrued interest thereof) into common shares (the “Shares”) of American Lithium Minerals, Inc. (the “Company”), in accordance with the terms of the enclosed Debenture and directs that the Shares issuable and deliverable upon the conversion be issued and delivered to the person indicated below.

DATED:
Name of Holder (Please Print)

By:
Authorized Signatory

Official Capacity or Title (Please Print)

Address

Address

Telephone Number

Register the Shares as set forth below:	Deliver the Shares as set forth below:

Name	Name

Account reference, if applicable	Account reference, if applicable

Address	Contact Name

Address	Address

Address

Telephone Number